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                                                                  Exhibit 10(ii)

[Sutherland Asbill & Brennan LLP]



                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the statements of additional information included in Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 for American Growth Series, issued through the New England Variable Annuity Separate Account (File No. 33-85442). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                  SUTHERLAND ASBILL & BRENNAN LLP



                                  By:      /s/   Kimberly J. Smith
                                       ----------------------------------
                                           Kimberly J. Smith

Washington, D.C.
April 26, 2001